CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 31 to the registration statement on Form N-6 (the "Registration Statement") of our report dated March 1, 2002, relating to the financial statements of Thrivent Life Insurance Company (formerly Lutheran Brotherhood Variable Insurance Products Company), which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements and Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 19, 2004